Exhibit 99.2

CERTIFICATIONS

In connection with the Annual Report of Sharper Image Corporation, a Delaware corporation (the "Company"), on Form 10-Q for the period ended April 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Jeffrey P. Forgan, Chief Financial Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. section 1350), that to my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Sharper Image Corporation and will be retained by the Sharper Image Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

By: /s/ Jeffrey P. Forgan
  -----------------------

Jeffrey P. Forgan
Executive Vice President and Chief Financial Officer
June 16, 2003